Exhibit 99.1

Financial Contact: John Anderson Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q1 2022 Financial Results and Announces $150 Million Increase in Share Repurchase Program

Q1 Gross Margin of 41.4%, up 260 Basis Points Year-over-Year
Q1 Non-GAAP Gross Margin of 41.6%, up 260 Basis Points Year-over-Year

ITASCA, Ill., April 28, 2022 - Knowles Corporation (NYSE: KN) ("Knowles" or the "Company"), a market leader and global provider of advanced micro-acoustic microphones and balanced armature speakers, audio solutions, and high performance capacitors and radio frequency (“RF”) products, today announced results for the quarter ended March 31, 2022.

"Knowles delivered strong results with revenues in line with expectations, and gross margins and EPS above the high end of our guidance, reflecting the success of our strategy to focus on high gross margin opportunities across our product portfolio" commented Chief Executive Officer Jeffrey Niew. "We are especially proud of our execution given macroeconomic issues including COVID-related lockdowns in China and continued supply chain challenges. Our results were driven by an increase in demand across the defense, industrial, and medtech markets in our Precision Devices segment, where revenues increased 47% compared to a year ago, with an all-time high in bookings. In Hearing Health, we are pleased with continued share gains and market growth."

"We remain on track toward our mid-term financial targets and I am pleased our Board approved a $150 million increase to our share repurchase program. Our strong balance sheet coupled with our strategy to focus on higher value solutions gives us confidence in our ability to pursue bolt-on acquisitions while planning to return 50% of our future annual free cash flow to shareholders in the form of share repurchases."

Niew continued, “Our guidance for the second quarter anticipates that weak Chinese market demand and supply chain challenges will persist through the first half of 2022. Despite these near-term headwinds, we still expect to deliver a year-over-year increase in revenue and earnings for full year 2022 and remain confident in achieving our mid-term financial targets.”

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis (in millions, except per share data):

	Q1-22	Q4-21	Q1-21
Revenues	$201.4	$234.3	$201.0
Gross profit	$83.3	$100.9	$78.0
(as a % of revenues)	41.4%	43.1%	38.8%
Non-GAAP gross profit	$83.8	$101.4	$78.4
(as a % of revenues)	41.6%	43.3%	39.0%
Diluted earnings per share*	$0.19	$0.98	$0.13
Non-GAAP diluted earnings per share	$0.35	$0.48	$0.29
* Current period results include $7.6 million in stock-based compensation, $6.6 million in restructuring charges, $3.1 million in intangibles amortization expense, and $0.3 million in other expenses that are excluded from non-GAAP results.

Second Quarter 2022 Outlook
The forward looking guidance for the quarter ending June 30, 2022 is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$195 to $205 million	—	$195 to $205 million
Gross Profit Margin	40.7% to 41.7%	0.3%	41.0% to 42.0%
EPS	$0.20 to $0.24	$0.10	$0.30 to $0.34

Q2 2022 GAAP results are expected to include approximately $0.07 per share in stock-based compensation and $0.03 per share in amortization of intangibles.

Stock Repurchase Program
Knowles announced today that its Board of Directors has approved the addition of $150 million to its existing stock repurchase program, which was first adopted in February 2020. As of April 28, 2022, an aggregate of approximately $164 million is available under the Company's stock repurchase program, which includes the additional authorization. The timing and amount of any shares repurchased will be determined by the Company based on its evaluation of market conditions and other factors, and will be made in accordance with applicable securities laws in either the open market or in privately negotiated transactions. The Company is not obligated to purchase any shares under the program, and the program may be suspended or discontinued at any time. The actual timing and share price of shares repurchased will depend on a number of factors, including the market price of the Company's stock, general market and economic conditions, and applicable legal requirements.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (888) 330-3292 (United States) or (646) 960-0857 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on May 5, 2022 at (800) 770- 2030 (United States) or (647) 362- 9199 (International). The conference ID is 8736083.

About Knowles
Knowles is a market leader and global provider of advanced micro-acoustic microphones and balanced armature speakers, audio solutions, and high performance capacitors and RF products, serving the consumer electronics, medtech, defense, electric vehicle, industrial, and communications markets. Knowles uses its leading position in SiSonic™ micro-electro-mechanical systems ("MEMS") microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience across consumer applications. Knowles is also a leader in hearing health acoustics, high performance capacitors, and RF solutions for a diverse set of markets. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, and global operational expertise, enables it to deliver innovative solutions across multiple applications. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in over a dozen countries. The Company continues to invest in high value solutions to diversify its revenue and increase exposure to high growth markets. For more information, visit knowles.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements, including risks relating to the COVID-19 pandemic and governmental responses to it, including but not limited to, the impact on our supply chain, and customer demand. Other risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber attack, cyber breach, theft, or other unauthorized access; difficulties or delays in and/or the Company’s inability to realize expected cost synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FIRST QUARTER 2022

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenues	$201.4	$234.3	$201.0
Cost of goods sold	118.1	133.4	123.0
Gross profit	83.3	100.9	78.0
Research and development expenses	23.1	22.6	23.3
Selling and administrative expenses	32.3	37.5	36.2
Restructuring charges	6.6	0.2	0.2
Operating expenses	62.0	60.3	59.7
Operating earnings	21.3	40.6	18.3
Interest expense, net	0.8	1.9	4.0
Other (income) expense, net	(0.5)	0.4	(0.9)
Earnings before income taxes	21.0	38.3	15.2
Provision for (benefit from) income taxes	2.9	(54.3)	2.7
Net earnings	$18.1	$92.6	$12.5

Net earnings per share:
Basic	$0.20	$1.00	$0.14
Diluted	$0.19	$0.98	$0.13

Weighted-average common shares outstanding:
Basic	92.3	92.4	92.3
Diluted	94.3	94.3	95.0

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Gross profit	$83.3	$100.9	$78.0
Gross profit as % of revenues	41.4%	43.1%	38.8%
Stock-based compensation expense	0.5	0.5	0.4
Non-GAAP gross profit	$83.8	$101.4	$78.4
Non-GAAP gross profit as % of revenues	41.6%	43.3%	39.0%
Research and development expenses	$23.1	$22.6	$23.3
Stock-based compensation expense	(1.6)	(1.2)	(1.5)
Intangibles amortization expense	(1.6)	(1.6)	(1.5)
Other (2)	(0.2)	(0.2)	—
Non-GAAP research and development expenses	$19.7	$19.6	$20.3
Selling and administrative expenses	$32.3	$37.5	$36.2
Stock-based compensation expense	(5.5)	(4.8)	(9.2)
Intangibles amortization expense	(1.5)	(2.8)	(1.8)
Other (2)	(0.1)	(0.1)	(0.5)
Non-GAAP selling and administrative expenses	$25.2	$29.8	$24.7
Operating expenses	$62.0	$60.3	$59.7
Stock-based compensation expense	(7.1)	(6.0)	(10.7)
Intangibles amortization expense	(3.1)	(4.4)	(3.3)
Restructuring charges	(6.6)	(0.2)	(0.2)
Other (2)	(0.3)	(0.3)	(0.5)
Non-GAAP operating expenses	$44.9	$49.4	$45.0
Net earnings	$18.1	$92.6	$12.5
Interest expense, net	0.8	1.9	4.0
Provision for (benefit from) income taxes	2.9	(54.3)	2.7
Earnings before interest and income taxes	21.8	40.2	19.2
Earnings before interest and income taxes as % of revenues	10.8%	17.2%	9.6%
Stock-based compensation expense	7.6	6.5	11.1
Intangibles amortization expense	3.1	4.4	3.3
Restructuring charges	6.6	0.2	0.2
Other (2)	0.3	0.3	0.5
Adjusted earnings before interest and income taxes	$39.4	$51.6	$34.3
Adjusted earnings before interest and income taxes as % of revenues	19.6%	22.0%	17.1%

	Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Interest expense, net	$0.8	$1.9	$4.0
Interest expense, net non-GAAP reconciling adjustments (3)	—	0.6	1.9
Non-GAAP interest expense	$0.8	$1.3	$2.1

Provision for (benefit from) income taxes	$2.9	$(54.3)	$2.7
Income tax effects of non-GAAP reconciling adjustments (4)	2.1	58.6	1.7
Non-GAAP provision for income taxes	$5.0	$4.3	$4.4

Net earnings	$18.1	$92.6	$12.5
Non-GAAP reconciling adjustments (5)	17.6	11.4	15.1
Interest expense, net non-GAAP reconciling adjustments (3)	—	0.6	1.9
Income tax effects of non-GAAP reconciling adjustments (4)	2.1	58.6	1.7
Non-GAAP net earnings	$33.6	$46.0	$27.8

Diluted earnings per share	$0.19	$0.98	$0.13
Earnings per share non-GAAP reconciling adjustment	0.16	(0.50)	0.16
Non-GAAP diluted earnings per share	$0.35	$0.48	$0.29

Diluted average shares outstanding	94.3	94.3	95.0
Non-GAAP adjustment (6)	2.0	1.5	0.7
Non-GAAP diluted average shares outstanding (6)	96.3	95.8	95.7

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    Other expenses represent the ongoing net lease cost related to facilities not used in operations.
(3)    Under GAAP in effect for the Company through 2021, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion were required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflected the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we were required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due November 1, 2021 that were issued in a private placement in May 2016. The imputed interest rate for the convertible notes was 8.12%, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense was excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense was not indicative of its core, ongoing operating performance.
(4)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments. In the fourth quarter of 2021, these adjustments include a valuation allowance release of $59.1 million for our U.S. subsidiaries.
(5)    The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings before interest and income taxes to Adjusted earnings before interest and income taxes.
(6)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the Company entered into convertible note hedge transactions that expired upon maturity of the convertible notes to offset any potential dilution from the convertible notes. Although the anti-dilutive impact of the convertible note hedges was not reflected under GAAP, the Company included the anti-dilutive impact of the convertible note hedges in non-GAAP diluted average shares outstanding, if applicable.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$50.7	$68.9
Receivables, net of allowances of $0.2	143.1	146.6
Inventories, net	177.0	153.1
Prepaid and other current assets	13.1	11.7
Total current assets	383.9	380.3
Property, plant, and equipment, net	191.7	200.8
Goodwill	942.0	941.3
Intangible assets, net	94.2	97.3
Operating lease right-of-use assets	15.9	17.4
Other assets and deferred charges	91.0	94.5
Total assets	$1,718.7	$1,731.6

Current liabilities:
Accounts payable	$81.3	$90.9
Accrued compensation and employee benefits	24.4	42.8
Operating lease liabilities	9.8	11.4
Other accrued expenses	23.7	19.4
Federal and other taxes on income	3.8	1.7
Total current liabilities	143.0	166.2
Long-term debt	70.0	70.0
Deferred income taxes	0.6	0.6
Long-term operating lease liabilities	12.5	14.7
Other liabilities	18.5	20.6
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 96,018,208 and 92,690,630 shares issued and outstanding at March 31, 2022, respectively, and 95,112,778 and 91,894,980 shares issued and outstanding at December 31, 2021, respectively	1.0	1.0
Treasury stock - at cost; 3,327,578 and 3,217,798 shares at March 31, 2022 and December 31, 2021, respectively	(66.1)	(62.4)
Additional paid-in capital	1,642.0	1,639.4
Accumulated deficit	—	(18.1)
Accumulated other comprehensive loss	(102.8)	(100.4)
Total stockholders' equity	1,474.1	1,459.5
Total liabilities and stockholders' equity	$1,718.7	$1,731.6